SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 1999

Charter Municipal Mortgage Acceptance Company
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation)


1-13237                       13-3949418
(Commission File Number)      (IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 421-5333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

On December 16, 1999, the Board of Trustees of Charter Municipal
Mortgage Acceptance Company ("Charter") accepted the resignation of J. Michael Fried from the positions of Chairman of the Board of Trustees and Chief Executive Officer. The Board then unanimously named Stephen M. Ross Chairman of the Board of Trustees in Mr. Fried's place. Mr. Ross' term will expire in 2000.

The Board also unanimously named Stuart J. Boesky Chief Executive
Officer in Mr. Fried's place. Mr. Boesky is currently on Charter's Board of Trustees and is the President and Chief Operating Officer of Charter. With his new appointment, Mr. Boesky will cease to fill the position of Chief Operating Officer.

A biography for Mr. Boesky is set forth in Charter's Proxy Statement dated April 30, 1999 as well as in the press release attached as an exhibit to this 8-K. A biography for Mr. Ross is set forth in the attached press release

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a).	Financial Statements
    	Not Applicable

(b).	Pro Forma Financial Information
    	Not Applicable

(c).	Exhibits
    	99.1    December 22, 1999 Press Release
             "Charter Municipal Mortgage Acceptance Company Names
              Stephen M. Ross Chairman and
              Stuart J. Boesky Chief Executive Officer."

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Charter Municipal Mortgage Acceptance Company
(Registrant)



BY:	/s/ Stuart J. Boesky
	Stuart J. Boesky
	President

January 4, 1999

EXHIBIT 99.1


AT CHARTERMAC	            AT THE FINANCIAL RELATIONS BOARD
Brenda Abuaf	             Paul G. Henning  - General Info (212) 661-8030
Director of	              Pamela K. Belfor - Analyst Info (212) 661-8030
Shareholder Services	     Martin Gitlin    - Media Info   (212) 661-8030
(800) 831-4826

CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
NAMES STEPHEN M. ROSS CHAIRMAN AND
STUART J. BOESKY CHIEF EXECUTIVE OFFICER

NEW YORK, NY - December 22, 1999 - The Board of Trustees of Charter Municipal Mortgage Acceptance Company ("CharterMac") (AMEX: CHC) today announced that Stephen M. Ross, founder, Chairman, Chief Executive Officer and Managing General Partner of The Related Companies, L.P., was named Chairman of the Board of Trustees of the Company. Mr. Ross will succeed J. Michael Fried who has resigned this position. The Board has unanimously endorsed Mr. Ross's appointment as Chairman.

Mr. Ross began his career working for the accounting firm of Coopers & Lybrand in Detroit as a tax attorney. Later, he moved to New York, where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments before founding Related in 1972. Mr. Ross graduated from The University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Law degree in Taxation from New York University School of Law.

The Board also announced today that Stuart J. Boesky was named Chief Executive Officer of the Company, succeeding Mr. Fried. Mr. Boesky has been the President of CharterMac since inception. Mr. Boesky has 21 years of real estate experience, 14 of which have been with Related Capital Company, an affiliate of CharterMac's Manager. Mr. Boesky will continue to serve as President of CharterMac.

Stuart Boesky commented, "We are very fortunate to have Mr. Ross on CharterMac's Board of Trustees. Stephen brings to the Board more than 30 years of experience and is recognized nationally as a leader in the real estate industry. His knowledge, insight and vision will be a significant asset as we accelerate our national growth. Additionally, we wish Mr. Fried success in his future endeavors in the field of real estate finance and development."

CharterMac originates and acquires tax-exempt bonds, the proceeds of which are used by borrowers to finance and refinance the development and ownership of multifamily housing nationwide. The Company's portfolio is currently comprised of direct and indirect ownership interests in 69 tax-exempt multifamily bonds in 16 states as well as in the District of Columbia.

For more information, please visit us at www.chartermac.com.


Certain items in this press release may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performances or achievements of CharterMac to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this press release. CharterMac expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in CharterMac's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.